UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            May 7, 2004

MAXCO, INC.

(Exact name of registrant as specified in its charter)

Michigan	0-2762	38-1792842

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1118 Centennial Way, Lansing, Michigan	48917

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (517) 321-3130

Not Applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

Effective May 7, 2004, Maxco, Inc. (Maxco) engaged the accounting firm of Rehmann Robson as its new independent public accountants. Effective May 7, 2004, Maxco dismissed Ernst & Young LLP.

The reports of Ernst and Young LLP on the consolidated financial statements of Maxco for the past two fiscal years ended March 31, 2003 and March 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of Ernst & Young LLP on Maxco’s financial statements for the past two fiscal years ended March 31, 2003 and 2002 contained a paragraph as to Maxco’s ability to continue as a going concern.

The decision to change Maxco’s accounting firm was approved by the Audit Committee of the Board of Directors on May 6, 2004.

In connection with the audits of Maxco’s financial statements for each of the two fiscal years ended March 31, 2003 and 2002 and in the subsequent interim periods from March 31, 2003 through and including May 7, 2004, there were no disagreements between Maxco and its auditors, Ernst & Young LLP on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its reports.

Maxco has not consulted with Rehmann Robson during the last two fiscal years ended March 31, 2003 and 2002 or during the subsequent interim period from March 31, 2003 through and including May 7, 2004, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Maxco’s consolidated financial statements.

Maxco has provided Ernst & Young LLP with a copy of this disclosure and has requested Ernst & Young LLP to furnish Maxco with a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the statements made above by Maxco. This letter is attached as Exhibit 16.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description
16	Letter of Ernst & Young LLP regarding change in certifying accountant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxco, Inc.

(Registrant)

Date:	May 14, 2004

/S/ Vincent Shunsky

(Signature)

Vincent Shunsky
Chief Financial Officer

EXHIBIT INDEX

No.	Description
16	Letter of Ernst & Young LLP regarding change in certifying accountant